Exhibit 99.1

Borealis Foods’ CEO Reza Soltanzadeh Issues

Letter to Shareholders

Domestic Manufacturing Assets Attracting Significant Interest from Global Food Companies, Distributors and Retailers

New York, NY, May 27, 2025 – Borealis Foods Inc. (“Borealis” or the “Company”) (Nasdaq: BRLS), a food-tech innovator, and creator of the popular high-protein Chef Woo ramen, Ramen Express and Woodles brand of noodles, today announced that CEO Reza Soltanzadeh has issued a letter to shareholders discussing the Company’s strategic developments and recent financial results.

Dear Fellow Shareholders:

Looking back over 2024 and the first few months of 2025, we have a number of significant achievements that set the stage for exciting developments to come. Underpinning much of our success is our strategic positioning as a US-based food producer. Our technologically advanced ramen manufacturing facility in Saluda, SC is capable of producing 600 million meals per year. As a management team, our focus is on optimizing that productive capacity to maximize returns for our shareholders. With that in mind we have centered our strategy on partnerships with leading food producers, distributors and retailers. These relationships are a strong testament to our capabilities and ability to provide value while also being relatively insulated from tariffs and other supply chain risks faced by importers and those that manufacture outside the US.

Recent highlights include:

●	Continued margin improvement – We reported first quarter 2025 gross margin of 13%, compared with 3% in the year-ago quarter, producing gross profit of approximately $900,000 in the first quarter of 2025 versus approximately $242,000 in the same period last year. Excluding depreciation and amortization primarily related to the Company’s manufacturing facilities, gross margin for the first quarter of 2025 would be 19%, as compared to 15% in last year’s period. Over the second half of 2024 and continuing in 2025, we have purposely accelerated our longer-term strategy of pivoting to our higher margin products, led by our flagship Chef Woo brand. Coupled with a growing contribution from our institutional sales channel, we are seeing our overall financial performance improve as we continue to work towards bottom-line profitability.

●	Key partners contributing to diversification efforts – An integral part of our strategy is partnering with leading food service and other institutional partners. Most notably during the first quarter, one of the country’s largest food service companies became a significant contributor, generating $2 million in its first full quarter as a customer. The majority of our ramen sold to this client is currently destined for K-12 schools in the US, as well as prisons. As a leading national food distributor, this client is an important partner for Borealis to help us access a number of institutional markets. Importantly, these sales do not require the Sales and Marketing investment that our retail products require, resulting in improved profitability and cash flow.

●	Partnership with Multinational Food Company off to a Good Start – In November 2024 we announced our partnership with a major multinational food company. During the first quarter, we began shipping ramen produced for this partnership, representing early traction in premium retail. Products are found on store shelves around the world so their selection of Borealis as manufacturing partner is a tremendous validation of our capabilities, and we look forward to expanding this relationship.

Similarly, we have partnered with a fast-growing grocery chain in the US. Under this partnership we are the exclusive manufacturing partner for their branded ramen. They continue to aggressively add new stores throughout the US, and we look forward to sharing in their growth.

●	Successful reduction of SG&A expenses – First quarter SG&A expense declined 37% to $3.8 million. The reduction was driven by lower non-recurring professional services, reduced training expenses and decreased marketing and promotional spending due to our strategic shift favoring institutional channel and retail partner sales rather than direct to consumer strategies. The combination of improving gross margin and reduced operating expenses helped significantly lower our operating loss in the first quarter of 2025 as compared to the prior year quarter. As we continue to ramp sales to our key partners we expect to continue working toward bottom-line profitability.

●	Discussions well underway with various potential financing sources – We are in various stages of discussions with prospective strategic and financial partners, and look forward to reporting on our progress toward strengthening our financial position.

We have a lot to look forward to over the rest of 2025 and beyond. With key partners, we have positioned our company for long-term growth. We are also working hard to continue developing new healthy, great-tasting products that will help leverage those relationships. At our core, our vision is to be a leading innovative food tech company that creates a range of products that advance our mission of fighting malnutrition. We expect this combination of our innovative food science, top-notch US-based manufacturing, and leading global partners to be a powerful value creation engine. I look forward to providing further updates on Borealis’ continued developments.

In Good Health,

/s/ Reza Soltanzadeh

Reza Soltanzadeh

CEO

Borealis Foods Inc.

About Borealis Foods

Borealis Foods (NASDAQ: BRLS) is a pioneering, integrated food science and manufacturing company with a mission to disrupt and elevate the ready-to-eat meal and dry soup categories by offering premium and super-premium, nutritious products. Known for popular ramen noodle brands like the high protein Chef Woo, Ramen Express, and Woodles, Borealis Foods brings innovative fusion flavors from diverse culinary traditions, creating delicious and nutritious meal options for consumers. With U.S.-based production facilities, the company’s portfolio reflects a commitment to quality, innovation, and sustainability.

An essential aspect of Borealis Foods’ success is its strategic partnerships with prominent national and international food producers, retailers, and distributors. Serving as an innovation partner to global food leaders, Borealis Foods leverages these collaborations to expand its offerings, enhance technological capabilities, and deliver food products that embody its values of healthy nutrition and innovation.

For more information on Borealis Foods, please visit https://borealisfoods.com/.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by or include words such as “will”, “expect”, “intends” or other similar words, phrases or expressions. These statements relate to future events or our future financial or operational performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We caution you that these forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on forward-looking statements. These statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties relate to, among other things, including the future financial condition and performance of Borealis, our operations being dependent on changes in consumer preferences and purchasing habits regarding our products, a global supply chain and effects of supply chain constraints and inflationary pressure on us, our ability to operate at a profit or to maintain our margins, the effect pandemics or other global disruptions on our business, financial condition and results of operations, the sufficiency of our sources of liquidity and capital, our ability to maintain current operation levels and implement our growth strategies, our ability to maintain and gain market acceptance for our products or new products, our ability to respond to competition and changes in the economy including changes regarding inflation and increasing ingredient and packaging costs, the amounts of or changes with respect to certain anticipated raw materials and other costs, changes in the business environment in which we operate including general financial, economic, capital market, regulatory and geopolitical conditions affecting us and the industry in which we operate, our ability to maintain adequate product inventory levels to timely supply customer orders, changes in taxes, tariffs, duties, governmental laws and regulations, competitive product and pricing activity, difficulties of managing growth profitably, the loss of one or more members of our management team, potential for increased costs and harm to our business resulting from unauthorized access of the information technology systems we use in our business and other risks and uncertainties indicated in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission from time to time. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Contacts

Investors:

Jeremy Hellman

Vice President

The Equity Group

jhellman@equityny.com

(212) 836-9626

Media

Henry Wong
Chief Marketing Officer
Borealis Foods
hwong@borealisfoods.com
(905) 278-2200

4